Exhibit 11

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Independent Auditors and Reports to Shareholders," and "Financial Statements" and to the incorporation by reference of our report dated January 20, 1998 for the Growth Fund of Spain (formerly, The Growth Fund of Spain, Inc.) in the Registration Statement (Form N-1A) of Kemper Global/International Series, Inc., and in the related prospectus and statement of additional information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-42337) and in this Amendment No. 4 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8395).



                                 /s/Ernst & Young LLP
                                 ERNST & YOUNG LLP



Chicago, Illinois
November 25, 1998

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Shareholders
The Growth Fund of Spain, Inc.

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of The Growth Fund of Spain, Inc. as of November 30, 1997, and the related statements of operations for the year then ended and changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1990. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of November 30, 1997, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of The Growth Fund of Spain, Inc. at November 30, 1997, the results of its operations for the year then ended, the changes in it net assets for each of the two years in the period then ended, and the financial highlights for each of the fiscal periods since 1990, in conformity with generally accepted accounting principles.



                                 /s/Ernst & Young LLP
                                 ERNST & YOUNG LLP



Chicago, Illinois
January 20, 1998